SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - September 24, 1998

                                 HSB Group, Inc.
             (Exact name of registrant as specified in its charter)

           Connecticut           001-13135              06-1475343
        (State or other         (Commission            (IRS Employer
         jurisdiction           File Number)         Identification No.)
       of incorporation)

               One State Street, Hartford, Connecticut 06102-5024
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code - (860-722-1866)


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Item 5.  Other Events

On September 24, 1998, the Company issued a press release announcing the election of Gordon W. Kreh to the position of chairman of the board of directors of the Company. Included herewith as Exhibit 99 is the Company's press release related to this announcement and such information is incorporated herein by reference.


Item 7.  Exhibits.

99. The Company's press release dated September 24, 1998.


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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                HSB Group, Inc.


Dated:  September 24, 1998                  /s/ R. Kevin Price
                                                R. Kevin Price
                                                Senior Vice President
                                                 and Corporate Secretary